Exhibit 10.20.10

[CITIGROUP LETTERHEAD]

December 26, 2006

Mr. Robert E. Rubin

Citigroup Inc.

399 Park Avenue

New York, NY 10022

Dear Bob:

I am writing on behalf of Citigroup Inc. to confirm certain changes to your employment agreement dated October 26, 1999, and as amended on February 6, 2002, February 10, 2003, March 10, 2004, January 18, 2005, March 14, 2005, December 19, 2005, and March 22, 2006 (collectively, the “Agreement”).

This letter confirms that the awards under the Capital Accumulation Program made before 2007 and that, as of the date hereof, you are scheduled to receive in 2007, 2008, and 2009 will be deferred until the date that is six (6) months following the date of your separation from Citigroup as defined in Section 409A of the Internal Revenue Code. All Equity Award Agreements covering these shares are hereby amended to conform to this deferral.

Please confirm your agreement to the terms described above by signing and returning one copy of this letter to me at your earliest convenience.

Very truly yours,

Citigroup Inc.

By:	/s/ Michael E. Schlein
Michael E. Schlein Senior Vice President, Global Corporate Affairs, Human Resources and Business Practices

Accepted and Agreed:

/s/ Robert E. Rubin
Robert E. Rubin